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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) December 17, 2004

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                        Generex Biotechnology Corporation
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             (Exact name of registrant as specified in its charter)



         Delaware                      000-25169                  82-049021
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(State or other jurisdiction          (Commission              (IRS Employer
     of Incorporation)                 File Number)          Identification No.)



          33 Harbor Square, Suite 202, Toronto, Ontario Canada M5J 2G2
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               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code 416/364-2551
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          (Former name or former address, if changed since last report)


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Item 1.02. Termination of a Material Definitive Agreement

On December 21, 2004, Generex Biotechnology Corporation issued a press release announcing that it had entered into an agreement (the "Termination Agreement") on December 17, 2004 with Elan Corporation, plc and Elan International Services, Ltd. ("EIS" and together with Elan Corporation, plc, "Elan"), whereby Generex and Elan agreed to terminate their joint venture through Generex (Bermuda) Ltd. The joint venture was initially established to pursue the application of certain of Generex's and Elan's drug delivery technologies.

In connection with the joint venture, the parties had entered into (i) a Joint Development Agreement, pursuant to which the parties agreed to collaborate on the application of certain of each party's drug delivery technologies, (ii) various license agreements, whereby Generex (Bermuda), Ltd. was granted non-exclusive licenses to utilize Generex's buccal delivery technology and certain Elan drug delivery technologies, and (iii) a registration rights agreement with respect to the capital stock of Generex (Bermuda) received by each party, as described below (collectively, the "Joint Venture Agreements"). In addition, under the terms of the joint venture, Elan was granted the right to
(i) appoint one member to Generex's Board of Directors, although it has not recently exercised this right, (ii) purchase 344,116 shares of Generex's common stock for $5,000,000 (iii) receive warrants exercisable into shares of Generex's common stock and (iv) receive registration rights with respect to Generex's shares of common stock pursuant to the terms of a Registration Rights Agreement. Furthermore, in accordance with the terms of the joint venture, EIS purchased 1,000 shares of Generex's Series A Convertible Preferred Stock for $12,015,000 (the "Series A Preferred Stock"), the proceeds of which Generex used to subscribe for an 80.1% equity ownership interest in Generex (Bermuda). Separately, EIS paid in capital of $2,985,000 to subscribe for a 19.9% equity ownership interest in Generex (Bermuda); however, subsequent to its purchase of the Series A Preferred Stock, EIS transferred the shares of Series A Preferred Stock to Elan Pharmaceuticals Investment III, an affiliate of Elan ("EPIL III").

In accordance with the terms of the Series A Preferred Stock, EPIL III had the right, subject to certain conditions, to increase its ownership of Generex (Bermuda) up to 50% by exchanging the Series A Preferred Stock for an additional 30.1% equity ownership of Generex (Bermuda). Additionally, if any shares of Series A Preferred Stock had been outstanding on January 16, 2007, Generex would have been required to redeem the shares of Series A Preferred Stock at a redemption price equal to the aggregate Series A Preferred Stock liquidation preference (which currently equals the aggregate original purchase price of the Series A Preferred Stock), either in cash, or in shares of its common stock with a fair market value equal to the redemption price. Alternatively, the Series A Preferred Stock could be converted, under certain conditions, into shares of Generex's common stock (the "Securities Agreements").

In January 2002, 2003 and 2004, pursuant to the terms of the Series A Preferred Stock, the Elan affiliate received a 6% stock dividend of Series A Preferred Stock. Accordingly, there are currently 1,191 shares of Series A Preferred Stock outstanding.

Pursuant to the terms of the Termination Agreement, (i) the parties have agreed to terminate the Joint Venture Agreements and the Securities Agreements, except for the Warrant, which was amended to permit Elan or any other holder thereof to transfer the Warrant without the consent of Generex, and (ii) Elan has agreed to transfer all shares of capital stock of Generex (Bermuda) owned by it to Generex. Accordingly, all rights granted by each party to the other terminate, including without limitation, Elan's right to appoint a member to Generex's Board of Directors, all other rights granted under the terms of the joint venture terminate, each party retains its intellectual property rights, Generex obtains full ownership of Generex (Bermuda), and all representatives of Elan who are officers and directors of Generex (Bermuda) are required to resign.
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In connection with negotiating the Termination Agreement, EPIL III approached
Generex for consent to transfer the Series A Preferred Stock by way of an auction process. Generex responded to EPIL III's request by delivering a proposal letter describing the terms and conditions pursuant to which Generex would consent to the transfer of the Series A Preferred Stock (the "Proposal"). The Proposal required that (i) the auction process conclude no later than December 15, 2004 and that EPIL III's disposition of the shares conclude no later than December 31, 2004 (the "Closing Date"), (ii) the buyer immediately convert the preferred stock at the voluntary conversion price of $25.77 (calculated pursuant to the terms of the certificate of designation for the preferred stock resulting in the issuance of 534,085 shares of common stock),
(iii) EPIL III's registration rights may not be transferred, and (iv) for a period of two (2) years after the Closing Date, the purchaser of the Series A Preferred Stock may not transfer the shares of common stock issuable upon conversion thereof and Generex shall have the right to redeem the shares of common stock at a per share price of 150% of the average closing price of the common stock on the Nasdaq SmallCap Market for the twenty (20) days immediately preceding the Closing Date. On or around December 15, 2004, EPIL III conducted the auction and received an offer to by the shares of Series A Preferred Stock. The purchaser of the Series A Preferred Stock has confirmed in writing to Generex that it would be purchasing the Series A Preferred Stock in accordance with the terms and conditions of the Proposal.

Upon conversion of the Series A Preferred Stock, approximately $14,300,000 currently classified as mezzanine equity would be moved to common equity on Generex's balance sheet.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

The following exhibits are filed herewith:

Exhibit No.                       Description
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99.1              Press release dated December 21, 2004.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GENEREX BIOTECHNOLOGY CORPORATION



Dated: December 22, 2004            By: /s/ Rose C. Perri
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                                        Rose C. Perri
                                        Chief Operating Officer
                                        (principal financial officer)







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                                  Exhibit Index


Exhibit No.                Description
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99.1              Press release dated December 21, 2004.